UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K /A

Amendment No. 1

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2013

GroveWare Technologies Ltd.

(Exact name of small business issuer as specified in its charter)

Nevada	45-5273385
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1006 - 20 Eglinton Ave. W. Toronto, Ontario, Canada M4R 1K8
(Address of principal executive offices)

(416) 644-5111
(Issuer’s telephone number)

______________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 12, 2013, we signed an amendment to our Separation Agreement with Mr. Scott Boyes, our former CFO (the “Amendment”) . Pursuant to the Amendment, our CEO, Mr. Hrair Achkarian, agreed to transfer Mr. Boyes 500,000 shares of his personal common stock as a replacement for the Company having to issue new common shares as required in the original Agreement. As a result, we are no longer required to issue shares to Mr. Boyes under the Agreement.

The foregoing description of the Agreement and Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement as previously filed and the Amendment as provided in Exhibit 10.1, attached hereto and incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 22, 2013, pursuant to the above Agreement, Scott Boyes is no longer serving as our Chief Financial Officer, Treasurer, Secretary and Director. Mr. Boyes’ departure with our company was not the result of any disagreements with us regarding operations, policies, accounting practices or otherwise.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Separation Agreement, dated January 22, 2013(1)
10.2	Amendment to Separation Agreement, dated February 12, 2013

  (1) Incorporated by reference to the Current Report filed on Form 8-K with the U.S. Securities and Exchange Commission on January 22, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GroveWare Technologies Ltd.

/s/ Hrair Achkarian

Hrair Achkarian
CEO

Date: February 14 , 2013

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